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                           PURCHASE AND SALE AGREEMENT

            THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), made as of May 28, 1998, by and between CCHI LIMITED PARTNERSHIP, a Delaware limited partnership having an address of 335 Madison Avenue, New York, New York ("Purchaser"), and GRAMON FUND (BVI), L.P. a British Virgin Islands limited partnership having an address of 335 Madison Avenue, New York, New York ( "Seller").

                             W I T N E S S E T H :

            WHEREAS, Seller is the owner of those portions of certain classes of commercial mortgage backed securities described in the twelfth column of Table I hereof (the "Initial Investments");

            WHEREAS, Seller desires to sell, and Purchaser desires to purchase, all of Seller's' right, title and interest in the Initial Investments.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            SECTION 1. Sale. On the Closing Date (as hereafter defined), Seller agrees to sell, assign, and transfer to Purchaser, and Purchaser agrees to purchase and accept from Seller, all of Seller's right, title and interest in the Initial Investments, in accordance with the terms and conditions of this Agreement.

            SECTION 2. Price. The purchase price (the "Purchase Price") for the Initial Investments shall be fair market value of the Investments determined as of the Closing Date in accordance with Exhibit A attached hereto. On the Closing Date, Purchaser shall pay to Seller the Purchase Price by wire transfer of immediately available funds to an account or the accounts designated in writing by Seller.

            SECTION 3. Closing. (a) The consummation of the sale and purchase contemplated in this Agreement (the "Closing") shall occur at 1:00 p.m. on the date of the Closing of the initial public offering (the "IPO") of the Class A common stock of Clarion Commercial Holdings, Inc. (the "Company"), the general partner of Purchaser's general partner, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022.

             (b) At the Closing, upon receipt by Seller of the items set forth in Section 3(c) hereof, Seller shall deliver to Purchaser assignments and other such instruments appropriate to transfer all of Seller's right, title and interest in the Initial Investments to Purchasers. At the Closing, Seller shall represent and warrant to Purchaser that it owns the Initial Investments free and clear of any lien or other encumbrance and has the legal right to transfer the Initial Investments to Purchaser without the consent of any other party.

            (c) At the Closing, upon receipt by Purchaser of the items set forth in Section 3(b) hereof, Purchaser shall deliver to Seller the Purchase Price in the manner set forth in Section 2 hereof.

            (d) All documents and funds to be delivered at the Closing shall be deemed to have been delivered simultaneously and no delivery shall be effective until all such documents, instruments and funds have been delivered.

            SECTION 5. Conditions Precedent to Purchaser's Obligations. Notwithstanding anything to the contrary contained herein, the purchase and sale contemplated hereby shall be expressly conditioned upon:

            (a)   the closing of the IPO prior to July 1, 1998; and

            (b) as to each Initial Investment, the Board of Directors of the Company has approved the purchase of such Initial Investment in accordance with the terms hereof.



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            In the event the Board of Directors of the Company fails to approve the purchase by Purchaser of any Initial Investment, this Agreement shall remain valid and binding with respect to each other Initial Investment.

            SECTION 5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered with proof of delivery thereof (any notice or communications so delivered being deemed to have been received at the time delivered on a Business Day (as hereinafter defined)), (b) sent by United States registered or certified mail, postage prepaid (any notice or communication so sent being deemed to have been received two (2) Business Days after mailing in the United States) or (c) sent by nationally recognized overnight courier (any notice or communication so sent being deemed to have been received on the first
(1st) Business Day subsequent to the date sent), addressed to the respective parties as follows:

            if to Purchaser:

                  CCHI Limited Partnership
                  335 Madison Avenue
                  New York, New York 10017
                  Attention:  Daniel Heflin

            if to Seller:

                  Gramon Fund (BVI), L.P.
                  c/o Clarion Capital, LLC
                  335 Madison Avenue
                  New York, New York 10017
                  Attention: Daniel Heflin

or to such other address or party as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address or addresses shall only be effective upon receipt. A "Business Day" means a day of the year on which banks are not required or authorized to close in New York, New York.

            SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

            SECTION 7. Amendments, Etc. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and designated by the parties.

            SECTION 8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9. No Assignment. Neither party hereto may assign its respective rights and obligations hereunder, in whole or in part, without the prior written consent of the other party hereto.

            SECTION 10. Entire Contract. This Agreement together with the Exhibits hereto, constitutes the entire agreement of the parties regarding the subject matter of this Agreement and all prior or contemporaneous agreements, understandings, representations and statements, oral or written are hereby merged herein.



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                                  *    *    *


      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                              PURCHASER:

                              CCHI LIMITED PARTNERSHIP

                              By: CCHI General, Inc., general partner

                              By:_______________________________________________

                                    Daniel Heflin
                                    President

                              SELLER:

                              GRAMON FUND (BVI), L.P.

                              By: _________________________, a general partner

                              By:_______________________________________________

                                    Daniel Heflin
                                    President



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                                    EXHIBIT A
                  PROCEDURES FOR DETERMINING THE PURCHASE PRICE

           The Purchase Price shall be based on a bid from an independent investment bank for each Initial Investment plus one-half of the bid/offer spread for similar securities.




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